Exhibit 4.1

Provident Energy Ltd  INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA ). THIS CERTIFIES THAT. **SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero**** SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy* Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*Trustzero ****SPECIMEN74386V10000000000Provident*Energy*Trustzero****SPECIMEN74386V10000000000Provident*Energy*. IS THE REGISTERED HOLDER OF. **074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trustzero ****074386V10000000000Provident*Energy*Trustzero****074386V10000000000Provident*Energy*Trust.  FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF Provident Energy Ltd transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. President and Chief Executive Officer. Assistant Corporate Secretary. COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (GOLDEN) TRANSFER AGENT AND REGISTRAR. By Authorized Officer. OR . COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (CALGARY) (TORONTO) OR TRANSFER AGENT AND REGISTRAR. By  Authorized Officer. The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Calgary, AB; Toronto, ON; and Computershare Trust Company,N.A in Golden, CO. Dated: Dec 08, 2010. Shares. Number. 00000000

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	-	as tenants in common	(Name) CUST (Name) UNIF	-	(Name) as Custodian for (Name) under the
TEN ENT	-	as tenants by the entireties	GIFT MIN ACT (State)		(State) Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

Shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Until the earlier of the Separation Time or the Expiration Time (as both terms are defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement dated as of January 1, 2011, as may be amended or supplemented from time to time (the "Shareholder Rights Agreement"), between Provident Energy Ltd. (the "Company") and Computershare Trust Company of Canada, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances set out in the Shareholder Rights Agreement, the rights may be amended or redeemed, may expire or may become void (if, in certain cases they are "Beneficially Owned" by an "Acquiring Person" as such terms are defined in the Shareholder Rights Agreement, whether currently held by or on behalf of such Person or a subsequent holder) or may be evidenced by separate certificates and no longer evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Shareholder Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.